Exhibit 5.1

Hogan Lovells US LLP Harbor East 100 International Drive, Suite 2000 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

April 1, 2014

Board of Directors

Ashford Hospitality Prime, Inc.

14185 Dallas Parkway

Suite 1100

Dallas, TX 75254

Advisor Equity Incentive Plan

Ladies and Gentlemen:

We are acting as counsel to Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 1,600,000 newly issued shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”), all of which shares are issuable pursuant to the Company’s Advisor Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s charter. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan and any applicable award agreements entered into thereunder, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the Plan and any applicable award agreements, the Shares will be validly issued, fully paid, and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group (a Swiss Verein), and their affiliated businesses with  offices in: Abu Dhabi    Alicante    Amsterdam    Baltimore    Beijing    Berlin    Boulder    Brussels     Caracas    Colorado    Springs    Denver    Dubai    Dusseldorf    Frankfurt Hamburg    Hanoi    Ho Chi Minh City    Hong Kong    Houston    London    Los Angeles     Madrid    Miami    Milan    Moscow    Munich    New York    Northern  Virginia    Paris    Philadelphia    Prague    Rome    San Francisco    Shanghai    Silicon  Valley    Singapore    Tokyo    Ulaanbaatar    Warsaw    Washington DC    Associated offices: Budapest    Jeddah    Riyadh    Zagreb

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This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP